Exhibit 4.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

dated as of May 12, 2016

among

MCDERMOTT INTERNATIONAL, INC.

and

MCDERMOTT INTERNATIONAL FINANCE, L.L.C.

as the Borrowers

and

THE LENDERS PARTY HERETO

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner

and

WELLS FARGO BANK, N.A.

as Joint Lead Arranger, Joint Bookrunner and Syndication Agent for the LC Facility

and

ABN AMRO CAPITAL USA LLC

and

BBVA COMPASS

as Co-Documentation Agents for the LC Facility

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) dated as of May 12, 2016, is among MCDERMOTT INTERNATIONAL, INC., a Panamanian corporation (the “LC Borrower”), MCDERMOTT FINANCE L.L.C., a Delaware limited liability company (the “Term Borrower”), the Lenders party hereto (including any such Lender that that has instructed the Administrative Agent to approve this Amendment on its behalf), the Guarantors party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (in such capacity, the “Administrative Agent”). Reference is made to the Credit Agreement dated as of April 16, 2014, among the LC Borrower, the Term Borrower, the Administrative Agent, and the Lenders and Issuers party thereto (as amended, supplemented, restated, increased, extended or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

The LC Borrower and the Term Borrower have requested, and the Administrative Agent and the Lenders party hereto (including any such Lender that has instructed the Administrative Agent to approve this Amendment on its behalf) agree, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.

The parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined herein shall have the meanings assigned to such terms herein. Each term defined in the Credit Agreement (as amended hereby) and used herein without definition shall have the meaning assigned to such term in the Credit Agreement (as amended hereby), unless expressly provided to the contrary. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2. Amendments to Credit Agreement. As of the Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement shall be amended by replacing “3.25%” with “6.25%” and replacing “4.25%” with “7.25%” in the definition of “Applicable Margin”.

(b) Section 2.9(a) of the Credit Agreement shall be amended by adding “, with respect to any Specified Asset Sale other than a Specified Asset Sale involving the DLV 2000” after “Term Borrower may” in the first proviso therein.

(c) Section 2.21(a) of the Credit Agreement shall be amended by replacing clause (i) therefrom in its entirety with “(i) such that the Letter of Credit Facility Commitment immediately after giving effect to such Letter of Credit Commitment Increase does not exceed $600,000,000.00 and”.

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Section 3. Representations and Warranties of Borrowers. Each Borrower represents and warrants that on and as of the Effective Date:

(a) both before and after giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents (each as amended hereby) that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents (each as amended hereby) that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date;

(b) both before and after giving effect to this Amendment no Default or Event of Default has occurred and is continuing;

(c) the execution, delivery and performance of this Amendment are within the corporate or other organizational power and authority of the Borrowers and each other Guarantor and have been duly authorized by appropriate organizational and governing action and proceedings;

(d) the execution, delivery and performance by the Borrowers and each other Guarantor of this Amendment do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation, articles of association or partnership agreement, other constitutive documents or by-laws of the Borrowers or any other Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers or any other Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (d), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement (as amended by this Amendment), result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrowers or any such other Guarantor (other than any Liens created under any of the Loan Documents (as amended hereby) in favor of the Collateral Agent on behalf of the Secured Parties), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrowers or any other Guarantor except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;

(e) the person who is executing this Amendment on behalf of the Borrowers and each other Guarantor has the full power, authority and legal right to do so, and this Amendment has been duly executed by such person and delivered to the Administrative Agent; and

(f) this Amendment constitutes the legal, valid, and binding obligation of the Borrowers and each other Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 4. Effective Date Conditions to Effectiveness. This Amendment shall become effective on the date that the “Extension Effective Date” (under and as defined in Amendment No. 3) occurs upon satisfaction of the following conditions (the “Effective Date”):

(a) receipt by the Administrative Agent of an executed counterpart of this Amendment (in accordance with Section 8 of this Amendment) from the LC Borrower, the Term Borrower, each other Guarantor, and the Requisite LC Lenders;

(b) receipt by the Administrative Agent of executed consents to this Amendment from the Requisite Term Lenders instructing the Administrative Agent to approve the amendments contemplated by Section 2 of this Amendment on their behalf;

(c) the prepayment by the Term Borrower of Term Loans in an aggregate principal amount of $75,000,000 in accordance with Section 2.8 of the Credit Agreement; and

(d) payment of all fees and expenses (including reasonable fees and expense of counsel to the Administrative Agent in accordance with the terms of the Credit Agreement) that are due and payable in connection with the Credit Agreement or the transactions contemplated by this Amendment.

The Administrative Agent shall provide notice to the parties hereto of the occurrence of the Effective Date.

Section 5. Reaffirmation of Credit Support.

(a) Each of the Borrowers and each other Guarantor (collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities (including the Obligations) evidenced by the Credit Agreement and the other Loan Documents (as amended hereby) pursuant to, each of the Loan Documents (as amended hereby) to which such Credit Support Party is a party shall not be impaired and shall extend to the Obligations as they are or may be increased (or their maturity date extended) by this Amendment, and each of the Loan Documents (as amended hereby) to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

(b) Each Credit Support Party (other than the LC Borrower and the Term Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement (as amended hereby), this Amendment or any other Loan Document (as amended hereby) shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

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Section 6. Acknowledgments and Agreements.

(a) The Loan Parties acknowledge that on and as of the Effective Date all Obligations are payable without defense, offset, counterclaim or recoupment. Each of the Borrowers, the Administrative Agent, each Issuer party hereto and each LC Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrowers acknowledge and agree that their liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment. The Borrowers further agree that all Loan Documents shall apply to the Obligations as they are or may be modified by this Amendment.

(b) From and after the Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7. Miscellaneous.

(a) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, LC Lender or Issuer under, the Credit Agreement or any of the other Loan Documents.

Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

Section 11. Entire Agreement. THIS AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED HEREBY, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND ALL CERTIFICATES AND DOCUMENTS DELIVERED HEREUNDER OR THEREUNDER, EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LC BORROWER:

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Katherine Murray
Name:	Katherine Murray
Title:	Vice President, Treasurer and Investor Relations

TERM BORROWER:

MCDERMOTT FINANCE L.L.C.

By:	/s/ Katherine Murray
Name:	Katherine Murray
Title:	Vice President, Treasurer and Investor Relations

[Signature page to Amendment No. 4 to Credit Agreement]

GUARANTORS:

CHARTERING COMPANY (SINGAPORE) PTE. LTD.
DEEPSEA (AMERICAS) LLC
DEEPSEA (EUROPE) LIMITED
DEEPSEA (UK) LIMITED
DEEPSEA GROUP LIMITED
DEEPSEA (US) INCORPORATED
EASTERN MARINE SERVICES, INC.
GLOBAL ENERGY - MCDERMOTT LIMITED
HYDRO MARINE SERVICES, INC.
J. RAY HOLDINGS, INC.
INTERNATIONAL VESSELS LTD.
J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
J. RAY MCDERMOTT CANADA HOLDING, LTD.
J. RAY MCDERMOTT CANADA, LTD.
J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE LIMITED
J. RAY MCDERMOTT FAR EAST, INC.
J. RAY MCDERMOTT HOLDINGS, LLC
J. RAY MCDERMOTT, S.A.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY PARTNERSHIP
J. RAY MCDERMOTT LOGISTIC SERVICES PVT. LIMITED
J. RAY MCDERMOTT (NORWAY), AS
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

[Signature page to Amendment No. 4 to Credit Agreement]

J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.
J. RAY MCDERMOTT WEST AFRICA, INC.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT BLACKBIRD HOLDINGS, LLC
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT, INC.
MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
MCDERMOTT INVESTMENTS, LLC
MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.
MCDERMOTT INTERNATIONAL TRADING CO., INC.
MCDERMOTT INTERNATIONAL VESSELS, INC.
MCDERMOTT MARINE CONSTRUCTION LIMITED
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
MCDERMOTT SUBSEA, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OPI VESSELS, INC.
SABINE RIVER REALTY, INC.
SPARTEC, INC.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

[Signature page to Amendment No. 4 to Credit Agreement]

DEEPSEA (HOLLAND) B.V.
J. RAY MCDERMOTT INVESTMENTS B.V.
J. RAY MCDERMOTT (LUXEMBOURG), S.AR.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
MCDERMOTT HOLDINGS (U.K.) LIMITED
MCDERMOTT INTERNATIONAL B.V.
MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.
MC DERMOTT OVERSEAS INVESTMENT CO. N.V.
MCDERMOTT SERVICOS OFFSHORE DO BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.
ELDRIDGE PTE. LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Authorized Person

[Signature page to Amendment No. 4 Credit Agreement]

J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.
SERVICIOS DE FABRICACION DE ALTAMIRA, S.A. DE C.V.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Attorney-in-fact

[Signature page to Amendment No. 4 Credit Agreement]

Executed by J. Ray McDermott (Aust.) Holding Pty. Limited. ACN 002 797 668 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ Hugh J. Cuthbertson Signature of director	/s/ Brandon E. Mary Signature of director~~/company secretary~~

Hugh J. Cuthbertson Name of director (print)	Brandon E. Mary Name of director~~/company secretary~~ (print)

Executed by McDermott Australia Pty. Ltd. ACN 002 736 352 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ Hugh J. Cuthbertson Signature of director	/s/ Brandon E. Mary Signature of director~~/company secretary~~

Hugh J. Cuthbertson Name of director (print)	Brandon E. Mary Name of director~~/company secretary~~ (print)

[Signature page to Amendment No. 4 Credit Agreement]

EXECUTED AND DELIVERED
as deed on behalf of
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED
as deed on behalf of
MCDERMOTT CAYMAN LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED
as deed on behalf of
OFFSHORE PIPELINES INTERNATIONAL, LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

[Signature page to Amendment No. 4 Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent and an LC Lender

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

[Signature page to Amendment No. 4 Credit Agreement]

WELLS FARGO BANK, N.A., as an LC Lender

By:	/s/ Shannon Cunningham
Name:	Shannon Cunningham
Title:	Vice President

[Signature page to Amendment No. 4 Credit Agreement]

COMPASS BANK dba BBVA Compass, as an LC Lender

By:	/s/ Khoa Duong
Name:	Khoa Duong
Title:	Vice President

[Signature page to Amendment No. 4 Credit Agreement]

WHITNEY BANK, as an LC Lender

By:	/s/ Eric Luttrell
Name:	Eric Luttrell
Title:	Senior Vice President

[Signature page to Amendment No. 4 Credit Agreement]